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                                                                     EXHIBIT L.1

        HISTORIC AND PROJECTED ILLINOIS POWER PUBLIC UTILITY OPERATIONS
             EXCLUDING GENERATION TO BE DIVESTED BY ILLINOIS POWER

     This Exhibit contains forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, financial forecasts and projections, statements concerning the impact of regulatory changes, plans for the Clinton facility, divesting fossil-fired generation and success in addressing Year 2000 issues. Although Illinova and Illinois Power (collectively "Illinova") believe these forward-looking statements are reasonable projections for their business planning purposes and to inform regulatory agencies concerning the scope of Illinova's public utility operations excluding generation to be divested by Illinois Power, these projections are made for the latter purpose only. Illinova's public utility business is dependent on various regulatory issues, general economic conditions and future trends, and these factors can cause actual results to differ materially from the forward-looking statements.

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                            ILLINOIS POWER COMPANY
                                 BALANCE SHEET
                      EXCLUDING ELECTRIC POWER GENERATION
                             (MILLIONS OF DOLLARS)

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


                                                   HISTORICAL                                   FORECAST
                                    -----------------------------------------    --------------------------------------
                                         1996        1997         1998                2000         2001          2002
ASSETS - GAS
  Utility Plant
  Gross Plant in Service             $    672       $    712     $    728           $    781     $    810      $    839
  Plus Capital Additions                   35             20           24                  -            -             -
                                     --------       --------     --------           --------     --------       --------
   Total Utility Plant                    707            732          752                781          810            839
  Total Accumulated Depreciation          290            312          331                385          413            442
                                     --------       --------     --------           --------     --------       --------
                                          418            420          421                396          397            397

  Gas Underground Storage -
    Noncurrent                             17             17           17                 17           17             17
  Other Property and Investments            0              0            0                  0            0              0

  Temporary Cash Investments                -              -            -                  -            -              -
  Notes Receivable - Asset Transfer         -              -            -                  -            -              -
  Cash                                      3              3            3                  3            3              3
  Other Current Assets                    170            113          133                133          133            133

  Deferred Charges                         80             80           64                 64           64             64
                                     --------       --------     --------           --------     --------       --------
   Total Assets                      $    687       $    633     $    637           $    613     $    613       $    614

ASSETS - TRANSMISSION & DISTRIBUTION
  Utility Plant
  Gross Plant in Service             $  1,508       $  1,610     $  1,880           $  1,990     $  2,032       $  2,163
  Plus Capital Additions                   94             78           57                 47          103             63
                                     --------       --------     --------           --------     --------       --------
                                        1,602          1,687        1,938              2,037        2,135          2,226
  Total Accumulated Depreciation          638            679          715                847          870            896
                                     --------       --------     --------           --------     --------       --------
  Net Utility Plant                       963          1,008        1,222              1,190        1,265          1,330

  Gas Underground Storage -
   Noncurrent                               -              -            -                  -            -              -
  Other Property and Investments           11              3            2                 97           96             95

  Temporary Cash Investments                -             11            -                  -            -              -
  Notes Receivable - Asset Transfer         -              -            -                  -            -              -
  Cash                                      9              4            7                  7            8              8
  Other Current Assets                    168            149          192                111          135            167

  Deferred Charges                         42             49           63                 85           77             64
                                     --------       --------     --------           --------     --------       --------
   Total Assets                      $  1,194       $  1,225     $  1,487           $  1,491     $  1,581       $  1,664

ASSETS - TOTAL
  Utility Plant
  Gross Plant in Service             $  2,181       $  2,322     $  2,608           $  2,771     $  2,841       $  3,002
  Plus Capital Additions                  129             97           81                 47          103             63
                                     --------       --------     --------           --------     --------       --------
                                        2,309          2,419        2,689              2,818        2,944          3,065
  Total Accumulated Depreciation          928            991        1,047              1,232        1,283          1,338
                                     --------       --------     --------           --------     --------       --------
  Net Utility Plant                     1,381          1,428        1,643              1,586        1,661          1,727

  Gas Underground Storage -
   Noncurrent                              17             17           17                 17           17             17
  Other Property and Investments           12              4            2                 97           96             95

  Temporary Cash Investments                -             11            -                  -            -              -
  Notes Receivable - Asset Transfer         -              -            -                  -            -              -
  Cash                                     12              7           10                 11           11             11
  Other Current Assets                    338            262          325                244          268            300

  Deferred Charges                        122            129          127                149          141            128
                                     --------       --------     --------           --------     --------       --------
   Total Assets                      $  1,882       $  1,858     $  2,124           $  2,103     $  2,194       $  2,277

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